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                                    EXHIBIT 2

                       [Letterhead of The Otto Law Group]

                                November 26, 2002

  Dtomi,  Inc.
  200  Ninth  Avenue  North
  Suite  220,  Safety  Harbor,  Florida,  34965

         Re: Registration of Common Stock of Dtomi, Inc., a Nevada corporation ("Dtomi")

  Ladies  and  Gentlemen:

           In connection with the registration statement on Form SB-2 under the Securities Act of 1933, as amended, (i) 10,994,460 shares of common stock to be issued in private offerings, (ii) 1,831,798 shares of common stock to be issued in private offering, (iii) the issuance of 5,000,000 shares of common stock, 1,700,000 shares of common stock to be issued as part of the Network 60, LLC ("Network 60") share exchange agreement, and (iv) 100,000 shares of common stock to be issued to three (3) individuals for services rendered, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the private offering, the share exchange agreement by and between Network 60 and Dtomi, and employment agreement, in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and assessable shares of Dtomi's common stock.

           We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                Very  truly  yours,

                                                THE  OTTO  LAW  GROUP,  PLLC
                                                ----------------------------
                                               /s/  The  Otto  Law  Group,  PLLC



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